EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                            COMMERCIAL & FARMERS BANK
                                       AND
                                JOHN S. WHITESIDE


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                              EMPLOYMENT AGREEMENT
                              --------------------



                  THIS EMPLOYMENT AGREEMENT is made on this llth day of June, in the year one thousand nine hundred and eighty seven, by and between the COMMERCIAL & FARMERS BANK,a Maryland corporation, hereinafter referred to as the "Bank," and John S. Whiteside, hereinafter referred to as the "Executive."

                              EXPLANATORY STATEMENT
                              ---------------------

                  The recent easing of prohibitions against interstate and regional banks coupled with this Bank's location and reputation make it an attractive acquisition target for large regional banks. The Board of Directors anticipates invitations, from time to time, to enter into negotiations aimed at a merger or acquisition, and it believes such events may cause uneasiness among and distract the Bank's key executives from their duties. The Bank must attract and retain competent and dedicated executives and other key personnel to assure itself of continuing growth and continuity of management in the event of any threatened or actual change in control of the Bank, and its key executives wish to be assured of stability of employment in such events. The purpose of this Employment Agreement is to achieve those objectives, the Directors believing them to be in the best interests of the stockholders.

                  NOW, THEREFORE, THIS EMPLOYMENT AGREEMENT WITNESSETH That for and in consideration of the mutual promises and covenants hereinafter expressed, the Bank and John S. Whiteside whose title is President (hereinafter "Executive"), mutually agree as follows.

                  1.       Effective Date of Agreement.
                           ----------------------------

                  This Employment Agreement shall become effective on the date on which a Change of Control, as hereinafter defined, of the Bank shall occur.


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                  2.       Change of Control.
                           ------------------

                  The term "Change of Control" shall mean (1) any event, arising out of a merger, consolidation, sale or share exchange, which vests the power to direct or cause the direction of the management and policies of the Bank in individuals who do not constitute a majority of the Bank's Board of Directors immediately prior to the said event, or (2) the sale of all or substantially all of the assets of the Bank to another financial institution.

                  3.       Term of Employment.
                           -------------------
                  The term of employment shall be that period of time beginning on the Effective Date of this Employment Agreement and ending either on the fifth anniversary of the said Effective Date or on the 65th birthday of the Executive, whichever shall first occur.

                  4.       Employment.
                           -----------
                  The Bank hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Bank, for the Term of Employment hereinabove described. The Executive shall exercise such authority and perform such duties as are commensurate with the authority being exercised and duties being performed by him immediately prior to the Effective Date of this Employment Agreement, which services shall be performed at the location where the Executive was employed immediately prior to the Effective Date hereof or at such other location as the Bank may reasonably require provided that the Executive shall not be required to accept any location for employment which is unreasonable in the light of the Executive's personal circumstances or unduly disadvantageous to his career opportunities with the Bank. During the Term of Employment, the Executive shall devote his full business time exclusively to his executive duties and shall perform them faithfully and effectively.


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                  5.       Compensation.
                           -------------
                  During the Term of Employment, the Executive shall be compensated with an annual salary which is not less than his annual salary immediately prior to the Effective Date of this Agreement with the opportunity for salary increases, from time to time, which are in accordance with the Bank's normal practice. The Executive shall be entitled to receive the normal fringe benefits of employment, including, but not limited to, medical, group life insurance, disability, retirement, pension, and profit sharing, which are the greater of the employee benefits provided by the Bank to executives with comparable duties or the employee benefits he was entitled to immediately prior to the Effective Date of this Agreement. The Executive shall also be eligible to participate on a reasonable basis in bonus, stock option or other incentive compensation plans which are the greater of the opportunities provided by the Bank to executives with comparable duties or the opportunities provided under any such plans in which he was participating immediately prior to the Effective Date of this Agreement.

                  6.       Termination.
                           ------------
                  "Termination" shall mean termination prior to the end of the Term of Employment (1) by the Bank of the employment of the Executive with the Bank for any reason other than death, disability, physical or mental incapacity, or for Cause as "Cause" is hereinafter defined, or (2) by the Executive's resignation upon the occurrence of any of the following events:

                  (a) a significant and material change in the nature and scope of the Executive's authority or duties with the Bank from those described in Paragraph 4 of this Agreement; or

                  (b) a reduction in the Executive's total compensation from that provided in Paragraph 5 of this Agreement; or (c) the breach by the Bank of any other provision of this Agreement; or


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                  (d) a reasonable  determination  by the  Executive  that, as a result of the change of control of the Bank and a material change in circumstances thereafter significantly affecting his position, he can no longer exercise the authority, power, responsibilities, functions and duties attached to his position as contemplated in Paragraph 4 of this Agreement.

                  7.       Cause and Disability.
                           ---------------------
                  The term "Cause" in this Agreement shall mean:

                  (a) gross misconduct amounting to acts which constitute a felony under applicable Federal or State law;

                  (b) a willful and material breach of this Agreement by the Executive;

                  (c) any act of dishonesty;

                  (d) any act which results in or is intended to result in the improper personal enrichment of the Executive at the expense of the Bank;

                  (e) any  misappropriation  of  property  or  funds;

                  (f) the  immoderate  use of  alcoholic  beverages;  or

                  (g) the abuse of  narcotic  drugs.

                  The terms "disability or mental or physical incapacity" in this Agreement shall mean that the Executive is unable for physical or mental reasons as a result of illness or accident properly to perform his regular duties and discharge his regular responsibilities for a consecutive period of six months in any one employment year or for an aggregate period of eight months in any one employment year.

                  8.       Termination  Payments.
                           ----------------------

                  In the event of a Termination of the Executive, the Bank shall, subject to the provisions of Paragraphs 9 and 10 of this Agreement, pay to the Executive and provide him with the following:

                  (a) During the remainder of the Term of Employment, the Bank shall continue to pay the Executive his salary on a monthly basis at the rate as immediately prior to the date of Termination plus


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the estimated  amount of any bonuses or other  incentives to which he would have been entitled had Termination not occurred.

                  (b) During the remainder of the Term of Employment, the Executive shall continue to receive the benefits under any medical, pension, group life insurance, disability, retirement, pension and profit sharing plan or program ordinarily offered other officers of the Bank. If the said employee benefits shall not be provided under any plan or program because he is no longer an employee of the Bank, the Bank shall, to the extent necessary, pay or provide for payment of such benefits to the Executive, his dependents, beneficiaries or estate.
                  PROVIDED, HOWEVER, should the Executive resign for the reasons described in Paragraph 6 (2) (d), the payments and benefits provided by this Paragraph or Paragraph 11 hereinafter, or pursuant to any other provisions of this Agreement, shall not exceed the amount allowable as a deduction to the Bank under the applicable Internal Revenue Service laws or regulations.

                  9.       Non-Competition and Confidentiality.
                           ------------------------------------

                  The Bank shall not be obliged to provide any further payments or benefits, except those already earned or accrued, if, during the Term of Employment, the Executive shall be employed by or otherwise engage or be interested in any business which competes directly with the Bank and if, and only if, such employment or activity causes, or is more likely than not to cause, material damage to the Bank.

                  The Executive shall not, during or after the Term of Employment, divulge or appropriate to his own use or the uses of others any secret or confidential information or knowledge pertaining to the operation of the Bank obtained during his employment by the Bank.

                  10.      Mitigation of Expenses.
                           -----------------------

                  In the event of Termination, the Executive shall make reasonable efforts to obtain other employment; provided, however, he shall not be obliged to accept a position of substantially different character than the highest position held by him with the Bank or a position which would require him to


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violate the non-competition and confidentiality  provision of this Agreement. To the extent that the Executive receives salary, compensation, and benefits from such other employment, the payments to be made pursuant to Paragraph 5 of this Agreement shall be correspondingly reduced.

                  11.      Severance Allowance.
                           --------------------

                  In the event of Termination during the Term of Employment, the Executive may elect, within ninety (90) days after such Termination, to be paid a lump sum severance allowance in lieu of termination payments in an amount equal to the sum of the amounts determined in accordance with the following sub-paragraphs:

                  (a) An amount equal to salary payments described in Paragraph 5 for 24 calendar months plus a pro rata share of the estimated amount of any bonus which would have been payable for the bonus period, which includes his termination date.

                  (b) An amount equal to the sum of any employee benefits described in Paragraph 5 for a period of 24 calendar months, including any medical, group life insurance, disability, retirement, pension or profit sharing, which benefits shall be provided at the same rate as he was receiving on the termination date.

                  (c) An amount equal to the reasonable value of any stock option plan for a period of 24 calendar months in which the Executive was participating at the termination date.

                  The sum of the above amounts shall be determined and shall be paid by the Bank as soon as reasonably possible after the Executive shall have given notice of his election. The payments under this Paragraph shall not be subject to reduction under Paragraph 10, nor shall the Executive making this election be restricted by the provisions of Paragraph 9.

                  12.      Assignability.
                           --------------

                  The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement, and no benefits hereunder may be


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assigned by the  Executive  in  anticipation  of payment  either by voluntary or involuntary acts or by operation of law. The provisions of this Agreement shall inure to the benefit of and shall be binding on the Bank and its successors and upon its assigns should the Change of Control described in Paragraph 2 occur by assignment of all or substantially all of the assets of the Bank.

                  13.      Notices.
                           --------

                  Any notice, claim, request, demand or other communication arising out of or provided for in this Agreement shall be sufficient if in writing and mailed by certified mail to the Bank at its principal office or to the Executive at the last address he has filed in writing with the Bank.

                  14.      Amendment and Severability.
                           ---------------------------

                  This Agreement constitutes the entire understanding and undertaking of the parties hereto and no modification or amendment hereof shall be effective unless reduced to writing and duly executed by the parties; it may be amended or cancelled by mutual agreement of the parties in writing. Should any provision or portion of this Agreement be determined invalid or unenforceable for any reason by a Court of competent jurisdiction, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

                  This Employment Agreement shall be governed and construed by the Law of the State of Maryland.



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                  IN WITNESS  WHEREOF,  The  Executive has hereunto set his hand and seal and, pursuant to a certain Resolution of its Board of Directors dated June llth, 1987, the Commercial & Farmers Bank has caused this Agreement to be executed in its name and on its behalf, and its corporate seal to be affixed hereunto and attested by its Secretary, as of this 15th day of June in the year one thousand nine hundred and eighty-seven:

                                  /s/ John S. Whiteside                  [SEAL]
                                  ---------------------------------------------
                                  Executive

                                  COMMERCIAL & FARMERS BANK

                                  By: /s/ C. Ellsworth Iager
                                     ------------------------------------------
                                      Its Chairman of the Board


ATTEST:


/s/ Edwin B. McKee
-------------------------------
Secretary

(SEAL)




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